EX-FILING FEES

Calculation of Filing Fee Tables

424(b)(3)

(Form Type)

Ford Motor Credit Company LLC
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid	Debt	Notes Due Nine Months or More from the Date of Issue — Series B	Rule 457(r)	$6,000,000,000	100	%(1)	$6,000,000,000	$147.60 per $1,000,000	$885,600
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$6,000,000,000		$885,600
	Total Fees Previously Paid								-
	Total Fee Offsets								$110,074.48
	Net Fee Due								$775,525.52

(1)            Estimated solely for the purposes of determining the amount of the registration fees.

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Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Ford Motor Credit Company LLC	424 (b)(3)	333-253293	February 19, 2021		$110,074.48	(1)	Debt	Notes Due Nine Months or More from the Date of Issue — Series B	$1,008,932,000	(1)	$1,008,932,000	(1)
Fee Offset Sources	Ford Motor Credit Company LLC	424 (b)(3)	333-202789		August 13, 2015									$110,074.48

(1)            Pursuant to Rule 457(p), $110,074.48 of previously paid filing fees related to unsold securities previously registered pursuant to Prospectus Supplements filed under Rule 424(b)(3) on February 19, 2021 (under Registration Statement No. 333-223639), March 14, 2018 (under Registration Statement No. 333-202789), and August 13, 2015 (under Registration Statement No. 333-180342) may be used to offset against subsequent filing fees for securities registered in this Prospectus Supplement.

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